Exhibit 24.1
REGISTRATION STATEMENTS ON FORM S-8 AND S-3
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of NorthWestern Energy Group, Inc., a Delaware corporation (the “Registrant”), does hereby constitute and appoint Brian B. Bird as the true and lawful attorney-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Post-Effective Amendments to Registration Statements on Form S-8 (the “Form S-8 Registration Statements”) with respect to assumption by Registrant of the Amended and Restated Equity Compensation Plan (the “Equity Compensation Plan”) and the Employees Stock Purchase Plan (the “ESPP”) of NorthWestern Corporation and the registration under the Securities Act of 1933 of up to 1,300,000 shares of the Registrant’s common stock to be issued under the Equity Compensation Plan and up to 407,700 shares of the Registrant’s common stock, (2) one or more Registration Statements on Form S-3 (the “Form S-3 Registration Statements”) for the registration under the Securities Act of 1933 of up to 400,000 shares of the Registrant’s common stock to be issued and sold in connection with the Dividend Reinvestment and Stock Purchase Plan and an unspecified amount of debt securities, depositary shares representing preferred stock and common stock, (3) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statements and Form S-3 Registration Statements, and (4) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statements or Form S-3 Registration Statements, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorney and any of them and any such substitute.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 29th day of September, 2023.

/s/ Dana J. Dykhouse	Chairman of the Board
Dana J. Dykhouse

/s/ Crystal D. Lail	Vice President and Chief Financial Officer (Principal Financial Officer)
Crystal D. Lail

/s/ Jeffrey B. Berzina	Controller (Principal Accounting Officer)
Jeffrey B. Berzina

/s/ Anthony T. Clark	Director
Anthony T. Clark

/s/ Jan R. Horsfall	Director
Jan R. Horsfall

/s/ Britt E. Ide	Director
Britt E. Ide

/s/ Linda G. Sullivan	Director
Linda G. Sullivan

/s/ Mahvash Yazdi	Director
Mahvash Yazdi

/s/ Jeffrey W. Yingling	Director
Jeffrey W. Yingling

/s/ Sherina Maye Edwards	Director
Sherina Maye Edwards

/s/ Kent T. Larson	Director
Kent T. Larson